                                                                   EXHIBIT 21.1


                  SUBSIDIARIES OF O2WIRELESS, SOLUTIONS, INC.
                              AS OF MARCH 28, 2001


NAME                                                                                   ORGANIZED UNDER THE LAWS OF:
-----------------------------------------------------------------------                ------------------------------
o2wireless, Inc. doing business as "o2wireless Solutions"                              Georgia
o2wireless Systems Group, Inc.(1)                                                      Illinois
o2wireless Deployment, Inc.(1)                                                         Georgia
o2wireless Site Development, Inc.(1)                                                   Georgia
Young & Associates, Inc.(1)                                                            Nevada
o2wireless International Ltd.                                                          Ireland
o2wireless Lighting, Inc.(1)                                                           Texas
HAF Limited (1)                                                                        United Kingdom
TWR Lighting, S.A. de C.V.(2)                                                          Mexico
o2wireless North Carolina, Inc.(3)                                                     North Carolina

---------

1 Subsidiary of o2wireless, Inc.
2 50% owned by o2wireless Lighting, Inc. and 50% owned by o2wireless, Inc. 3 Subsidiary of o2wireless Deployment, Inc.